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                                                                   EXHIBIT (h.8)

                              HEARTLAND GROUP, INC.
                                on behalf of the
 Heartland Value Fund, Heartland Select Value Fund and Heartland Value Plus Fund
                                       and

                          BROWN BROTHERS HARRIMAN & CO.

                                   ----------

                                  US$25,000,000
                                CREDIT AGREEMENT

                                   ----------

                          Dated as of December 21, 2004

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CREDIT AGREEMENT dated as of December 21, 2004 (this "Agreement") between
Heartland Group, Inc., a registered open-end management investment company with offices at 789 North Water Street, Suite 500, Milwaukee, WI 53202 (the "Company"), on behalf of Heartland Value Fund, Heartland Select Value Fund and Heartland Value Plus Fund (each "Sub-Fund" and collectively, the "Sub-Funds") (Company acting on behalf of each Sub-Fund thereof, the "Borrower") and Brown Brothers Harriman & Co., a New York limited partnership with an office at 140 Broadway, New York, New York 10005 (the "Lender").

                                   WITNESSETH:

          WHEREAS, the Borrower has requested, and the Lender has agreed to make Loans (as defined below) to the Borrower and to make available to it a credit facility for the purposes and on the terms and conditions set forth herein; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Agreement agree as follows:

SECTION 1. DEFINITIONS

     (1) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Arrangement Fee": as defined in Section 2.3.

          "Assignee": as defined in Section 8.6(c).

          "Available Commitment": an amount equal to (a) the amount of the Lender's Commitment less (b) the aggregate principal amount of all Loans to the Borrower made by the Lender then outstanding.

          "Borrower": as defined in the Preamble hereto.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied and the Loan Documents are signed by the parties hereto and delivered to the offices of Brown Brothers Harriman & Co., 140 Broadway, New York, New York 10005.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

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          "Collateral to Debt Ratio": The net asset value of the Borrower
(calculated in a manner consistent with the Borrower's pricing policies and procedures as described in its Prospectus and/or Statement of Additional Information) divided by the aggregate Loans outstanding under the Commitment.

          "Commitment": the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to US$25,000,000 (Twenty-five Million Dollars).

          "Commitment Period": the period from and including the Closing Date, but not including, the Termination Date.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Custody Agreement": as to the Borrower, the Custody Agreement in effect between the Borrower and Brown Brothers Harriman & Co. as custodian for the Borrower.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Documentation Fee": as defined in Section 2.3.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Eligible Lender": an entity that is a "Bank" (as defined in the 1940
Act) and is not otherwise prohibited by Section 17 of the 1940 Act from lending to the Borrower.

          "Event of Default": any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, if any, has been satisfied.

          "Federal Funds Rate": the fluctuating "offered rate", as determined by the Lender, for overnight federal funds, which rate is determined day to day;

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fundamental Investment Policy": those policies either from which the Borrower may not deviate without obtaining shareholder consent or which involve the Borrower's investment objectives.

          "GAAP": generally accepted accounting principles in the Grand Duchy of Luxembourg in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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          "Guarantee Obligation": as to any Person (the "Guaranteeing Person"),
any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "Primary Obligations") of any other third Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) all obligations of such Person under Financing Leases or Interest Rate Agreements, calculated daily on a marked-to-market basis in accordance with GAAP, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) all reimbursement obligations of such person arising out of any letters of credit, and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which a Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, is a party or a beneficiary.

          "Investment Policies": as to each Borrower, the policies and objectives for, and limits and restrictions on, investing by such Borrower set forth in the Prospectus relating to such Borrower.

          "Lender": as defined in the Preamble hereto.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement

                                       3

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and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement, the Note, a Pledge Agreement and such other papers, agreements, instruments, certificates and documents as the Lender shall reasonably require at any time during the term of the Commitment.

          "Loans": all loans made pursuant to this Agreement; individually, a "Loan".

          "Material Adverse Effect": a material adverse effect on (a) the business, financial condition (other than changes in net assets of the Borrower in the ordinary course of its activities) or ability to timely perform any of its material obligations under the Loan Documents of the Borrower or (b) the legality, validity, binding nature or enforceability of the Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

          "Maturity Date": as to each Loan, the date which is the earliest of
(a) 60 days after the Borrowing Date for such Loan, (b) the Termination Date and
(c) the payment in full of such Loan.

          "1940 Act": the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

          "Non-Excluded Taxes": as defined in Section 2.12.

          "Note": the Revolving Credit Note as amended, extended, superseded or replaced.

          "Participant": as defined in Section 8.6(b).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Pledge Agreement": as to the Borrower, the pledge agreement substantially in the form attached hereto as Exhibit 2.12, as amended or modified from time to time, to be entered into by the Borrower for the benefit of the Lender.

          "Prospectus": at a particular time, shall mean the currently effective prospectus of the Borrower.

          "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Requirement of Law": as to any Person, the certificate of incorporation, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                       4

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          "Responsible Officer": the chairman, vice chairman, president, treasurer, secretary, assistant treasurer or assistant secretary of the Borrower, or, with respect to financial matters, the treasurer of the Borrower.

          "Revolving Credit Note": as defined in Section 2.5(d).

          "Senior Securities": any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness (including without limitation all Loans under this Agreement), and any share of beneficial interest or common stock, as the case may be, of the Borrower having priority over any other class of shares of such Fund as to distribution of assets or payment of dividends.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Swap Obligation": as to any Person, any obligation of such Person arising out of (i) any "swap agreement" (as defined in Section 101(53B) of the Bankruptcy Code), (ii) any equity swap, floor, collar, cap or option transaction, (iii) any option to enter into any of the foregoing or (iv) any combination of the foregoing.

          "Termination Date": the date which is 364 days following the Closing Date or such earlier date on which the Commitment shall terminate as provided herein.

          "Transferee": as defined in Section 8.6(d).

          "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in any Note and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (as consistently applied).

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1 Commitment. Subject to the terms and conditions hereof, the Lender agrees to make revolving credit Loans to the Borrower on behalf of the Sub-Funds, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of Twenty-Five Million Dollars and no/100 (US$25,000,000). During the Commitment Period, the Borrower may use Commitment by borrowing, repaying Loans in whole or in part, and re-borrowing, all in accordance with the terms and conditions hereof and with such procedures as may be agreed to by the Borrower from time to time; provided that at no time may the aggregate principal amount outstanding of Loans to the Borrower exceed the Commitment.

     2.2 Procedure for Borrowing. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day, provided that the Borrower shall give the Lender irrevocable notice substantially in the form of Exhibit
2.2 not later than 2:00 PM (New York City time) on or before the Borrowing Date.

     2.3 Fees. The Borrower agrees to pay to the Lender for the account of the Lender a documentation fee ("Documentation Fee") in the amount of $2,500.00 payable on the Closing Date and an arrangement fee ("Arrangement Fee") equal to 0.10% per annum of the Commitment on the unused portion of the Commitment payable quarterly in arrears.

     2.4 Termination and Reduction of Commitments. (a) The Borrower shall have the right, upon not less than three (3) Business Days' notice to the Lender, to terminate the Commitment. Any termination of a Commitment to the Borrower shall be effective as of the last day of the calendar quarter in which such notice is given, and shall be accompanied by prepayment in full of the Loans to the Borrower then outstanding, and payment of any other accrued fees, expenses or indemnified liabilities payable by the Borrower to the Lender hereunder.

     (b) Interest accrued, but unpaid, on the amount of any prepayment relating to such termination and any unpaid Arrangement Fee accrued hereunder shall be paid on the date of such termination.

     2.5 Repayment of Loans; Evidence of Debt. (a) The Borrower, on behalf of each Sub-Fund, hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Loan of the Lender to the Borrower, on behalf of each Sub-Fund, on the Maturity Date for such Loan (or such earlier date on which the Loans become due and payable pursuant to Sections 2.6 or 7). The Borrower hereby further agrees to pay to the Lender accrued, but unpaid, interest on the unpaid principal amount of the Loans to the Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Sections 2.7 and 2.9. The Lender agrees that each Loan shall be made to the Borrower with respect to a particular Sub-Fund and the Lender shall only look to the Borrower with respect to that Sub-Fund and that Sub-Fund's assets for repayment of such Loan, and shall not enforce its rights under such Loan against any other Sub-Funds or their respective assets.

     (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

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     (c) The entries made in the accounts of the Lender maintained pursuant to
Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, provided, however, that the failure of the Lender to maintain the register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by the Lender in accordance with the terms of this Agreement.

     (d) The Borrower has executed and delivered to the Lender a promissory note evidencing the Loans of the Borrower in the form of Exhibit 2.5(d) (the "Revolving Credit Note").

     2.6 Optional and Mandatory Prepayments. Any notice from Borrower of prepayment under this Agreement will oblige the Borrower to prepay in accordance with that notice. Loans may be prepaid in whole or in part without a penalty. If, at any time and from time to time, the aggregate amount of all borrowings of Borrower (including without limitation the Loans made pursuant to this Agreement) then outstanding exceeds the borrowing limits provided in such Borrower's Prospectus and/or applicable law and regulations, then in each case within three (3) Business Days thereafter the Borrower shall repay Loans made to the Borrower to the extent necessary to ensure that the aggregate amount of all Loans made to the Borrower then outstanding does not after such payments exceed such limits.

     2.7 Interest Rates and Payment Dates. (a) Each Loan or any portion of the principal outstanding hereunder, shall bear interest at a per annum rate equal to the Federal Funds Rate in effect from time to time and adjusted daily plus 150 basis points. Interest on each Loan shall be payable on the first day of each month and on the Maturity Date.

     (b) Upon (i) the occurrence and continuance of any Default or Event of Default specified in Section 7(e) with respect the Borrower, or (ii) notice given by the Lender to the Borrower of any other Default or Event of Default which is existing and continuing, then all Loans outstanding shall bear interest at a rate per annum equal to the Federal Funds Rate adjusted daily plus 300 basis points. If all or a portion of (i) the principal amount of any Loan to the Borrower, (ii) any interest payable thereon or (iii) any Arrangement Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all of the Loans outstanding to the Borrower shall bear interest at a rate per annum equal to the Federal Funds Rate adjusted daily plus 300 basis points until such payments have been made.

     2.8 Computation of Interest. (a) Interest shall be calculated on the basis of a 360-day year for the actual days elapsed.

     (b) Each determination of an interest rate by the Lender pursuant any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to Sections 2.7.

     2.9 Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made no later than 12:00 Noon New York City time, on the due date thereof to the Lender, at the Lender's office specified in Section 8.2 hereof, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

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     2.10 Requirements of Law. (a) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (in each case after the date hereof) of any Governmental Authority regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount determined by the Lender, in its reasonable discretion, to be material, then from time to time, each Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

     (b) If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts and the amounts required to be paid by the Borrower to the Lender; provided that the Lender shall not be required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No Borrower shall be responsible to compensate the Lender for additional amounts attributable to another Borrower's Loans. Any amounts due hereunder which are not attributable to particular Loans shall be subject to pro rata allocation.

     (c) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions of the rate of return incurred more than 180 days prior to the date that the Lender notifies the Borrower of the change in the Requirement of Law giving rise to such increased costs or reductions of the rate of return and of the Lender's intention to claim compensation therefor; provided further that, if the change in the Requirement of Law giving rise to such increased costs or reductions of the rate of return is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     2.11 Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding all present and future income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender, a certified copy of an original official

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receipt received by such Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The Lender will promptly notify the Borrower upon learning that any payments hereunder may be subject to withholding.

     2.12 Collateral. The Loans and obligations of each Sub-Fund under this Agreement may be secured from time to time pursuant to a grant of a pledge by such Sub-Fund of all of the cash and securities of such Sub-Fund to the Lender to secure the payment when due of all Loans and obligations of the Borrower now in existence or hereinafter arising under this Agreement. In accordance therewith, the Borrower will execute a Pledge and Security Agreement and Assignment of Account in the form of Exhibit 2.12 hereto in favor of the Lender.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Lender that:

     3.1 Financial Condition. The statement of assets and liabilities as of the Borrower's most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for the Borrower, have heretofore been delivered to the Lender, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period, in conformity with GAAP (as consistently applied).

     3.2 No Change. Since the date of the statement of assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for the Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to the Borrower.

     3.3 Existence, Compliance with Law. The Borrower (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has the power and authority and the legal right to own its property and to conduct the business in which it is currently engaged, (c) is duly registered with the U.S. Securities and Exchange Commission as a management investment company under the Investment Company Act of 1940, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith, and with clause (c) of this Section 3.3, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of each Borrower have been validly authorized.

     3.4 Power, Authorization, Enforceable Obligations. The Borrower has the power and authority and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and thereunder on behalf of the Sub-Funds, and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Loan Documents to which it is a party including, but not limited to, receiving the approval of the majority of non-interested members of the board of directors of the Borrower as to entering into the transactions contemplated hereby. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Borrower is a party. This Agreement has

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been, and each other Loan Document to which the Borrower is a party will be, duly executed and delivered by the Borrower. This Agreement, the Note and each other Loan Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, and enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any material Requirement of Law or Contractual Obligation of the Borrower, and (b) will not result in, or require, the creation or imposition of any material Lien on any of their respective material properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower threatened by or against the Borrower or against its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect, except as previously disclosed in the Borrower's Prospectus (as supplemented).

     3.7 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect, which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.8 Ownership of Property, Liens. The Borrower has good title to all its property, and none of such property is subject to any Lien except as permitted by Section 6.3.

     3.9 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower could reasonably be expected to have a Material Adverse Effect.

     3.10 Taxes. The Borrower has filed all material tax returns which, to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower; no tax Lien has been filed, and, to the knowledge of the Borrower with respect to any such tax, fee or other charge.

     3.11 Federal Regulations. If requested by the Lender from time to time, the Borrower will furnish to the Lender a statement and current list of the assets of the Borrower in conformity with the requirements of FR Form U-I referred to in said Regulation U. Other than the furnishing of such statement and such list, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery of the Agreement and the making of the Loans hereunder. No part of the proceeds of any Loans made hereunder will be used in a manner that violates Regulation U.

     3.12 Certain Regulations. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulations U and X of the Board of Governors of the Federal Reserve System and the Investment Company Act of 1940) or any law or regulation in the United States which limits its ability to incur Indebtedness, and with respect to such Regulations and any law or regulation in the United States, the Borrower has not failed to be in compliance with such statutes and regulations.

     3.13 Subsidiaries. The Borrower has no Subsidiaries and no equity investment or interest in any other Person (other than portfolio securities which have been acquired in the ordinary course of business).

     3.14 Offering in Compliance with Securities Laws. The Borrower has complied with all applicable securities laws with respect to the issue of its shares.

     3.15 Investment Policies. The Borrower is in compliance in all material respects with all of its Fundamental Investment Policies.

     3.16 Permission to Borrow. The Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus.

     3.17 Accuracy of Information. All factual information heretofore or contemporaneously furnished by the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Lender) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lender (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Lender will be), true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the Lender heretofore or contemporaneously, as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions to Initial Loans. The agreement of the Lender to make the initial Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan, of the following conditions precedent:

     (a) Executed Agreement. The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower.

     (b) Note. The Lender shall have received the Note executed and delivered by a duly authorized officer of the Borrower.

     (c) Pledge Agreement. The Lender shall have received the Pledge Agreement executed and delivered by a duly authorized officer of the Borrower.

     (d) Related Agreements. The Lender shall have received, true and correct copies, certified as to authenticity by a Responsible Officer of the Borrower, of the most recent Prospectus for each Borrower, the Custody Agreement of the Borrower, the most recent annual and semi-annual financial reports for the Borrower and such other documents or instruments as may be reasonably requested by the Lender including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party.

     (e) Proceedings of the Borrower. The Lender shall have received (i) a copy of the resolutions, in form and substance satisfactory to the Lender, of the board of directors of the Borrower authorizing (1) the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party, and (2) the borrowings contemplated hereunder, certified by a Responsible Officer of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect, (ii) a certificate of the Borrower dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document executed by a Responsible Officer of the Borrower, satisfactory in form and substance to the Lender, and (iii) true and complete copies of the Articles of Organization of the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of the Borrower.

     (f) Financial Information. The Lender shall have received the most recent publicly available financial information (which includes a list of portfolio securities) for the Borrower.

     (g) Termination of other Credit Facilities. All other credit facilities to which the Borrower is a party shall have been terminated.

     4.2 Conditions to Each Loan. The agreement of the Lender to make any Loan requested by the Borrower to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by the Borrower, in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

     (b) No Default. No Default or Event of Default shall have occurred with respect to the Borrower be continuing on such date or after giving effect to the Loans requested to be made on such date.

     (c) Regulation U, Form U-1. The Lender shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Lender shall have received a copy of either
(i) FR Form U- 1, duly executed and delivered by Borrower and completed for delivery to the Lender or (ii) a current list of the assets of the Borrower (including all "margin stock" (as defined in Regulation U) from the Borrower), in form acceptable to the Lender and in compliance with Section 221.3(c)(2) of Regulation U.

     (d) Additional Matters. All proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this Section have been satisfied with respect to the Borrower.

SECTION 5. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as (i) the Commitment remains in effect with respect to it, or (ii) any amount is owing by it to the Lender hereunder or under any other Loan Document, it shall:

     5.1 Financial Statements. Furnish to the Lender:

     (a) as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to an independent certified public accountants of recognized standing;

     (b) as soon as available and in any event within sixty (60) days after the close of the first six-month period of each fiscal year of the Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year end adjustments) as to fairness of presentation, GAAP (as consistently applied) and consistency by a Responsible Officer; and

     (c) as soon as available, but in any event not later than ten (10) days after the end of each month of each fiscal year of the Borrower, the net asset value sheet of the Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Borrower's management for internal use and reasonably satisfactory to the Lender, certified by a Responsible Officer, as being fairly stated in all material respects; all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     5.2 Certificates; Other Information. Furnish to the Lender:

     (a) concurrently with the delivery of the financial statements referred to in Sections 5. 1 (a), (b), and (c) and the quarterly report in Section 5.2(c), a certificate of a Responsible Officer substantially in the form of Exhibit 5.2 stating that (i) to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (ii) no Default or Event of Default has occurred and is continuing except as specified in such certificate;

     (b) within five (5) Business Days after they are sent, copies of all financial statements and reports which the Borrower sends to its investors, and within five (5) Business Days after they are filed, copies of all financial statements and reports which each Borrower may make to, or file with, any applicable Governmental Authority;

     (c) as soon as available, but in any event not later than ten (10) days after the end of each quarter, a certificate of a Responsible Officer substantially in the form of Exhibit 5.2 stating that the list of the Borrower's portfolio securities attached to such certificate is true and correct;

     (d) within five (5) Business Days after they are filed with the Securities and Exchange Commission, copies of all prospectuses, statements of additional information and prospectus and statement of additional information supplements for the Sub-Funds; and

     (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request, including, but not limited to, copies of all changes to the Borrower's Prospectus.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the obligations of whatever nature of the Borrower, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, as the case may be, or (ii) the failure to timely make payment thereof could not reasonably be expected to have a Material Adverse Effect.

     5.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted herein, continue to engage in (i) the Borrower's investment business in accordance with its Investment Policies and Prospectus and preserve, renew and keep in full force and effect its existence, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to take such actions could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain at all times its status as a registered management investment company authorized and existing under the laws of the United States of America; and maintain at all times Brown Brothers Harriman & Co. as its current primary custodian.

     5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in each Borrower's business, if any, in good working order and condition; maintain with reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by any applicable Governmental Authority, and any errors and omissions insurance; and furnish to each Lender, upon written request, full information as to the insurance carried.

     5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of the Borrower's properties and examine and make abstracts from any of its books and records during normal business hours and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants; provided that, unless a Default or an Event of Default shall have occurred and be continuing, the Lender shall provide the Borrower with five (5) Business Days' prior notice of such visit and shall conduct such visit not more than once a year.

     5.7 Notices. Promptly give notice to the Lender of:

     (a) the occurrence of any Default or Event of Default with respect to the Borrower;

     (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding involving the Borrower in which the amount reasonably determined to be at risk is more than 5% of the Borrower's net assets and not covered by insurance or in which injunctive or similar relief is sought;

     (d) any change in a Borrower's Prospectus involving Investment Policies which could materially increase the risks to the shareholders of the Borrower or which would increase the borrowing limits provided for in the Borrower's Prospectus;

     (e) its registration under the Investment Company Act of 1940 has been suspended or revoked; and

     (f) any development or event in the business activities of the Borrower which could reasonably be expected to have a Material Adverse Effect on the Borrower.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer reasonably setting forth details of the occurrence referred to therein and if appropriate stating what action the Borrower proposes to take with respect thereto.

     5.8 Purpose of Loans. Use the proceeds of the Loans for temporary or emergency purposes and any other purpose permitted under the Borrowers Prospectus and the 1940 Act, including, without limitation, funding of shareholder redemption's of one of more Sub-Fund. Without limiting the foregoing, the Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Registration Statement or any applicable statute, regulation, order or restriction, including but not limited to Regulation U; provided, however, that the Lender shall have no responsibility as to the use of any of such proceeds.

     5.9 Collateral to Debt Ratio. At all times cause each Sub-Fund to maintain a minimum Collateral to Debt Ratio of 3:1.

SECTION 6. NEGATIVE COVENANTS

     The Borrower hereby agrees that so long as (i) the Commitment remains in effect with respect to it, or (ii) any amount is owing by it to the Lender hereunder or under any other Loan Document, it shall not, without the prior written consent of the Lender, directly or indirectly:

     6.1 Financial Condition Covenant. Allow the aggregate borrowings and/or Indebtedness of the Borrower to exceed the limits set forth in such Borrower's Prospectus and/or the applicable law and regulations of the United States.

     6.2 Limitation on Indebtedness, Derivatives. (a) Create, incur, assume or suffer to exist any Indebtedness except Indebtedness of the Borrower incurred
(i) under this Agreement and the Note, (ii) in the ordinary course of business of the Borrower (including liens arising from securities lending, margin accounts, reverse repos and similar investment activities), or (iii) in the form of reverse repurchase transactions, dollar rolls or other transactions entered into primarily for investment purposes which have the effect of borrowing and, in each case, which is not otherwise prohibited by law, is in the ordinary course of business, is not in contravention of the Borrower's Prospectus or the applicable law and regulations of the United States.

     (b) Invest in, or incur Indebtedness or other liability to any Person with respect to, any Swap Obligation or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) unless each of the following is true:
(i) such Swap Obligation or derivative instrument, if marked-to-market on a net daily basis (or marked to value in a manner reasonably acceptable to the Lender), is appropriately reflected in the calculation of Collateral to Debt Ratio, and (ii) the purpose of the investment in such Swap Obligation or derivative instrument is to augment the capital appreciation or current income of or by the Borrower, or to hedge or manage the risk of various current or future exposures of the Borrower.

     6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of the property, assets or revenues, whether now owned or hereafter acquired by the Borrower, except for (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, and (ii) Liens in favor of the Lender, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP.

     6.4 Limitation on Guarantee Obligation. Create, incur, assume or suffer to exist any material Guarantee Obligation except as may occur in the ordinary course of the Borrower's business and which is not otherwise prohibited by any Requirement of Law and/or the applicable law and regulations in the United States.

     6.5 Limitation on Fundamental Changes. (i) Enter into, any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) convey, sell, lease, assign, transfer or otherwise dispose of all of the property, business or assets in a single transaction or in related transactions, (iii) make any material change in its present method of conducting business.

     6.6 Limitation on Distributions. At any time, make any distribution to the shareholders of the Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower if such distribution results in a Default or Event of Default. During the occurrence and continuation of an Event of Default specified in paragraphs (a) or (e) of Section 7.1 or an Event of Default arising in connection with the Borrower's having failed to comply with Section 6.1, the Borrower shall not make any distribution to the shareholders of the Borrower (except as necessary or required to comply with Subchapter M of the Code and/or the Borrower's Prospectus), whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

     6.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person, except those not inconsistent with such Borrower's Investment Policies.

     6.8 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement and/or the applicable laws and regulations of the United States, (b) in the ordinary course of such Borrower's business, and
(c) upon terms which are fair and reasonable in light of comparable quality services it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     6.9 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement or the other Loan Documents, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except such agreements entered into in the ordinary course of the Borrower's business and which are not otherwise prohibited by any Requirement of Law and/or the applicable laws and regulations of the United States.

     6.10 Limitation on Changes to Investment Policies. Except as may be required by law, make any changes in the Fundamental Investment Policies of the Borrower without the consent of the Lender, which consent shall not be unreasonably withheld.

SECTION 7. EVENTS OF DEFAULT

     7.1 Defaults and Events of Default. Subject to the final paragraph of this
Section 7.1, if any of the following events shall occur and be continuing with respect the Borrower (each an "Event of Default"):

     (a) the Borrower shall fall to pay any principal of any Loan when due in accordance with the terms thereof or hereof, including without limitation any failure to make a mandatory prepayment due pursuant to the provisions of Section 2.6; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within three (3) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

     (b) any representation or warranty made or deemed made by the Borrower, or made or deemed made at the Borrower's request, herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) permit a material adverse change to occur with respect to the net asset value of the Sub-Fund. Such a "material adverse change" shall be deemed to have occurred if at any time the net asset value of the Sub-Fund shall have declined by more than 25% during any calendar quarter; and 40% during any calendar year; or

     (d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) and (b) of this Section), and such default shall continue unremedied for a period of thirty (30) days or, solely in the case of such default arising under Sections 5.4, 5.7, 5.9 or 6.5 hereof, five
(5) Business Days; or

     (e) the Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans), Interest Rate Agreement, Swap Obligation or in the payment of any Guarantee Obligation, beyond the grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation was created, if the aggregate amount of the Indebtedness, Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is equal to the lesser of (A)

$10,000,000 or (B) an amount equal to 5% of the Borrower's net assets; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation, Interest Rate Agreement, or Swap Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness, Interest Rate Agreement or Swap Obligation to become due prior to its stated maturity or such Guarantee Obligation to become payable if the aggregate amount of the Indebtedness, Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations subject to becoming so due or so payable is equal to the lesser of (A) $10,000,000 or (B) 5% of the Borrower's net assets; or

     (f) (i) the Borrower shall commence any case, proceeding or other action with respect to itself (A) under any then applicable law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a writ of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief or (iv) the Borrower shall take any action in material furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii). or (iii) above; or (v) the Borrower shall not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts as they become due; or

     (g) one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not fully covered by insurance or otherwise paid or discharged) equal to the lesser of (A) $2,500,000 or (B) 5% or more of the Borrower's net assets, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty
(30) days from the entry thereof; or

     (h) any of the Loan Documents ceases to remain in full force and effect, or the Borrower challenges the enforceability thereof; or

     (i) the Borrower shall fail to materially comply with its Investment Policies in a manner which the Lender, in its sole reasonable discretion, determines could reasonably be expected to have a Material Adverse Effect and such default (or the Material Adverse Effect arising therefrom if any) shall continue unremedied for a period of three (3) days after notice from the Lender;

then, and in any such event, the Commitment available to the Borrower shall automatically and immediately terminate and the Loans hereunder made to the Borrower (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable.

Presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     7.2 Remedies. Notwithstanding any other provision herein to the contrary and at the election of the Lender, Defaults and Events of Default shall have the following results:

     (a) The Commitment established hereunder shall terminate as to the Borrower;

     (b) The unpaid principal amount of the Loans together with accrued interest and all other amounts owed shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (c) The Lender may exercise any and all rights it has under this Agreement, the Note and any other Loan Document execution in connection herewith, and proceed to protect and enforce the Lender's rights by any action at law, in equity or other appropriate proceeding.

     Notwithstanding the foregoing provisions, the Lender may, in its sole discretion elect to (i) waive or not to waive such a Default or an Event of Default, and/or (ii) continue to make Loans available to the Borrower pursuant to the Commitment and this Agreement. No such waiver of a Default or an Event of Default by the Lender shall constitute a waiver of any other covenant, condition, Default or Event of Default nor shall such waiver constitute a waiver of the same Default or Event of Default occurring at any time thereafter.

SECTION 8. MISCELLANEOUS

     8.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in writing and signed by parties to this Agreement.

     8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (which writing may be in the form of a facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five
(5) days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case the Borrower and the Lender, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:   Heartland Group, Inc.
                     789 North Water Street
                     Milwaukee, WI 53202
                     Fax: (414) 347-0216
                     Attention: General Counsel

     The Lender:     Brown Brothers Harriman & Co.
                     40 Water Street
                     Boston, MA 02109
                     Telex: 62923BBHUW
                     Fax: (212) 493-8998
                     S.W.I.F.T.: BBHCUS33
                     Attention: Office of the General Counsel - Investor
                     Services

provided that any notice, request or demand to or upon the Lender pursuant to
Section 2.2, 2.4 or 2.7 shall not be effective until received.

     8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.4 Survival of Representations and Warranties. All representations and warranties made hereunder or under the Note or in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     8.5 Payment of Expenses and Taxes; Indemnification. The Borrower agrees (i) to reimburse the Lender for its reasonable out-of-pocket costs and expenses (up to a maximum of $5,000) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (ii) to reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to the Borrower, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (iii) to indemnify and hold the Lender harmless from. any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents with respect to the Borrower, and (iv) to indemnify and hold the Lender (and its respective affiliates, directors, partners, officers, agents and employees (collectively the "Indemnified Parties") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever arising from or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the Note and the other Loan Documents, the actual or proposed use of proceeds, the other Loan Documents and any such other documents (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (A) with respect to any Indemnified Party, the negligence or willful misconduct of such Indemnified Party, (B) with respect to any such Indemnified Party, the failure of such Indemnified Party (and its Affiliates) to comply with any Requirement of Law. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

     8.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of each of the Borrower and the Lender and each of their respective successors and assigns.

     (b) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable laws, at any time sell to one or more Eligible Lenders (each a "Participant" and collectively, the "Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.

     (c) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to an additional

Eligible Lender (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an assignment and acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date of such assignment and acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such assignment and acceptance, have the rights and obligations of the Lender hereunder with a Commitment as set forth therein, and (y) the Lender shall be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of the Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto and the Commitment of the Assignee shall be in an amount equal to that of the Lender prior to the execution of such assignment and acceptance).

     (d) The Borrower hereby authorizes the Lender to disclose to any Assignee (a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrower and its Affiliates which has been delivered to the Lender by or on behalf the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

     (e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of the Loans and the Note relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by the Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     8.7 Adjustments; Set-off. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, with prompt notice subsequent to the exercise of such rights but without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, securities, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. This right shall be in addition to any rights to the Lender may have in its capacity as custodian (whether by law, regulation, contract or otherwise).

     8.8 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

     8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.10 Waiver of Conflicts; Confidentiality. (a) The Borrower acknowledges that the Lender and its respective affiliates (collectively, the "Bank Parties") may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. The Bank Parties will not use Confidential

Information obtained from the Borrower by virtue of the transactions contemplated by this Agreement or their other relationships with the Borrower in connection with the performance by each of the Bank Parties of services for other companies, and each of the Bank Parties will not furnish any such Confidential Information to other companies. The Borrower also acknowledges that no Bank Party has any obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to the Borrower confidential information obtained from other companies. The obligations of the Lender hereunder shall survive the repayment of the Loans and termination of this Agreement.

     (b) For purposes of this Section. "Confidential Information" shall mean all information received from the Borrower relating to its business, other than any such information that is available to the Lender on a nonconfidential basis other than as a result of a breach of this Agreement. The Lender agrees to maintain the confidentiality of, and not to use the Confidential Information, except that Confidential Information may be disclosed (i) to its and its Affiliates' directors, officers, partners, employees and agents, including without limitation accountants, legal counsel and other advisors for purposes relating to the transactions contemplated by this Agreement or for conducting legitimate audits (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and will have agreed to keep such Confidential Information confidential), (ii) to the extent requested by any legal or regulatory authority having or claiming jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iv) to any other party to this Agreement for purposes relating to the transactions contemplated hereby, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this subsection, to any Assignee or Participant or any prospective Assignee or Participant which executes such agreement, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CHOICE OF LAW RULES.

     8.12 Submission To Jurisdiction; Waivers. The Borrower and the Lender hereby irrevocably and unconditionally:

     (a) submit for themselves and their respective property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any Judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, indirect, punitive or consequential damages.

     8.13 Acknowledgments. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

     (b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between the Lender, on the one hand, and the Borrower on the other hand, in connection herewith or therewith is solely that of creditor and debtor; the Lender does however serve as custodian for the Borrower pursuant to a separate Custodian Agreement; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

     8.14 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREFOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     8.15 Integration. This Agreement, the Note and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     BROWN BROTHERS HARRIMAN & CO.
                                     as Lender


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     HEARTLAND GROUP, INC.
                                     on behalf of the aforementioned Sub-Funds


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:

                              Heartland Group, Inc.

                              REVOLVING CREDIT NOTE

US$25,000,000                                            As of December 21, 2004
                                                         Milwaukee, Wisconsin

FOR VALUE RECEIVED, Heartland Group, Inc. on behalf of Heartland Value Fund, Heartland Select Value Fund and Heartland Value Plus Fund hereby promises to pay to Brown Brothers Harriman & Co. (the "Bank") or order, at the office of the Bank at 140 Broadway, New York, New York 10005, on Maturity Date the principal amount Twenty Five Million Dollars and no/100 (U.S. $25,000,000), or such lesser amount as shall not have been prepaid, in immediately available funds, together with all unpaid Arrangement Fees, Documentation Fees and interest on the unpaid principal balance hereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement (as defined below). Interest shall be payable monthly in arrears on the first day of each month beginning on January 1, 2005 at the rate per annum as described in the Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

     All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank and prior to any transfer hereof, endorsed on Schedule I attached hereto and incorporated by reference herein. The entries on the records of the Bank (including any appearing on this Note) shall be shall be prima facie evidence of amounts outstanding hereunder.

     Overdue payments of principal (whether at stated maturity by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in immediately available funds, at a rate per annum equal to the Federal Funds Rate in effect from time to time and adjusted daily plus 300 basis points.

     This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a Credit Agreement dated as of the date hereof by and between the Borrower and the Bank (herein, as the same may from time to time be amended, extended, superseded or replaced, the "Agreement"). But, neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

     This Note may, from time to time, be secured by certain personal property of the Borrower.

     In the case of a Default or an Event of Default by the Borrower with respect to a Sub-Fund shall occur, the aggregate unpaid principal and accrued interest on this Note by the Borrower with respect to such Sub-Fund shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower may prepay all or any part of the principal of this Note before the Maturity Date upon the terms provided in the Agreement.

     In addition to any rights and remedies of the Bank provided by law, the Bank shall have the right, with prompt notice subsequent to the exercise of such rights but without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, securities, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. This right shall be in addition to any rights to the Bank may have in its capacity as custodian (whether by law, regulation, contract or otherwise).

     The Borrower, makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protect and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension of other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the undersigned, or any endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein).

                                        Heartland Group, Inc. on behalf
                                        Heartland Value Fund, Heartland Select
                                        Value Fund and Heartland Value Plus
                                        Fund, each a Sub-Fund thereof


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE I

                TO REVOLVING CREDIT NOTE DATED DECEMBER 21, 2004

HEARTLAND GROUP, INC., TO THE BANK

    Name              Amount   Amount of   Outstanding   Notation   Amount
of Sub-Fund   Date   of Loan   Principal    Principal     Made By    Paid    Balance
------------------------------------------------------------------------------------

                          PLEDGE AND SECURITY AGREEMENT

                            AND ASSIGNMENT OF ACCOUNT

The undersigned, Heartland Group, Inc., an open-end management investment company (the "Company"), duly registered with the U.S. Securities and Exchange Commission ("SEC"), acting on behalf of each of the Heartland Value Fund, Heartland Select Value Fund and Heartland Value Plus Fund, each a subfund thereof (each a "Sub-Fund" and collectively, the "Sub-Funds") (the Company on behalf of each Sub-Fund, the "Borrower") which is executing this agreement (this "Agreement"), hereby pledges and grants to Brown Brothers Harriman & Co. (the "Bank") a continuing security interest in, and collaterally assigns to the Bank its interest in and to the following described property belonging to such Sub-Fund in the accounts maintained with the Bank described below:

          All securities, stock, bonds, United States Treasury instruments and other investment property and financial assets reflect as maintained with the Borrower's custodian, Brown Brothers Harriman & Co. (the "Custodian") in the accounts set forth in Schedule I hereto and in the name of the Borrower as the same are reflected as pledged to the Bank as collateral on the books and records of the Custodian, together with any and all proceeds, replacements or substitutions therefor and other property constituting "Collateral" as defined below.

1. COLLATERAL. The Borrower agrees that the above-listed property, whether in certificated or uncertificated form, now or hereafter owned by the Borrower and which now is or hereafter may be in the possession of the Custodian or its designee and all additions, substitutions and replacements to or of such property, shall be collateral subject to this Agreement without further agreement or identification of such property of any kind, including all cash payments or other property received by the Custodian as dividends, interest, proceeds of any kinds or accretions to such property, and any deposits or other sums at any time credited by or due from the Custodian to the Borrower (all of the foregoing, the "Collateral").

2. OBLIGATIONS. The Borrower hereby agrees that the Collateral belonging to each Sub-Fund which is in the name of the Borrower will be held by the Custodian together with the proceeds thereof, as security for any and all obligations and liabilities of such Borrower to the Bank now existing or hereinafter arising under of in connection with loans made by the Bank to such Borrower on behalf of such Sub-Fund pursuant to a Committed Credit Agreement dated as of December 21, 2004 by and between the Bank and the Borrower, as such Committed Credit Agreement may be amended, extended, or restated from time to time (the "Credit Agreement"), together with all interest, fee and other amounts payable in connection therewith (the "Obligations"). The Bank agrees that the Collateral belonging to a particular Sub-Fund shall secure the Obligations of the Borrower with respect to such Sub-Fund only, and that, upon the occurrence of an event of default (as defined herein) by the Borrower on behalf of a particular Sub-Fund, the Bank may enforce its rights and remedies with respect to the Collateral of such Sub-Fund but shall not extend its rights and remedies to the Collateral of any other Sub-Fund.

3. RIGHTS AND DUTIES AS TO COLLATERAL. The Bank may at any time collect and receive, and at its option apply to the Obligations, any distributions in cash or otherwise payable with respect to the Collateral and, at any time, may demand, sue for, receive and collect or make any compromise or settlement with reference to any Collateral. The Bank may pay for insurance for the Collateral and any charges, taxes, assessments, liens and other expense it deems reasonably desirable to protect, maintain, preserve or collect the Collateral and all expenses incurred will be chargeable to the Collateral. The Bank, at any time, may notify the obligor(s) on any Collateral to make payments due, or to become due, directly to the Bank. In order to perfect its security interest in the Collateral, the Bank may register the pledge of any such Collateral with its issuer by sending them a copy of this Agreement. Beyond the exercise of reasonable care to assure the safe custody of Collateral, the Bank shall be under no duty or liability to collect the Collateral or the income thereon or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower. Upon the occurrence of an event of default (defined below), the Bank shall be entitled to exercise its right to vote any securities comprising the Collateral with notice to the Borrower. The Borrower agrees to indemnify and hold the Bank harmless against any loss or damage (including indirect, special, consequential and punitive damages) the Bank may suffer and any expense it may incur or claim asserted against it as a result of dealing with the Collateral or any other action it may take in reliance upon any provision of this Agreement.

4. REPRESENTATIONS, WARRANTIES, AND COVENANTS. The Borrower hereby represents, warrants, and covenants as follows:

     (a) The undersigned Borrower (i) is the legal and equitable owner of the Collateral and holds the Collateral free and clear of all liens, charges, encumbrances and security interests of every kind and nature whatsoever except for the security interest granted hereunder to the Bank, (ii) has good right and legal authority to assign, deliver and/or create a security interest in the Collateral and shall defend its title to the Collateral against all claims of all other persons or entities, (iii) agrees to pay when due, all taxes, assessments, liens, premiums and other charges with respect to or against the Collateral, and (iv) agrees that it will not assign this Agreement or any interest of the Borrower in the Collateral or any part thereof, or otherwise pledge, encumber, or grant any option with respect to the Collateral or any part thereof, except in favor of the Bank.

     (b) The undersigned Borrower agrees to deliver to the Bank or otherwise place under its control any and all stock dividends, warrants, options, rights, substituted shares or other securities distributed on account of the Collateral or received on account of the exercise by the Borrower of any option, warrant or right appertaining to any security constituting part of the Collateral. In case such a distribution is made directly to the Custodian, the Borrower will execute such assignments and other documents as the Bank may require in order to adequately make such distribution part of the Collateral hereunder.

     (c) The market value of the Collateral, as determined by the Bank in its sole and absolute discretion, shall at all times shall be in an amount such that the aggregate percentage of the market value of the Collateral equals or exceeds 300% of the amount of the outstanding Obligations.

     The Bank may adjust the foregoing percentage to reflect changes in applicable law or Bank policy, and the Bank will notify the Borrower as to the effective date of such changes. At any time that the market value of the Collateral shall fall below such level, the Borrower, upon demand, shall deliver to the Bank or otherwise place under its control additional Collateral acceptable to the Bank acting in its sole discretion, sufficient to correct such shortfall.

     (d) Upon any maturity date, the Borrower will direct the Custodian to reinvest the funds then due in any other obligation of a substantially similar type and maturity.

     (e) The Borrower will at all times do, make, execute, and deliver all such additional and further acts and instruments as the Bank may at any time reasonably request in connection with the administration and enforcement of this Agreement or relative to the Collateral.

5. ATTORNEY-IN-FACT. The Bank is hereby irrevocably appointed by the Borrower as attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument, such as stock powers, which the Bank may reasonably deem necessary or advisable to accomplish the purposes hereof.

6. RECORDS OF COLLATERAL. The Borrower hereby authorizes the Bank to keep the official record of all instruments, securities, accounts or other property which may, as a result of reinvestment, substitution, or sale upon or prior to maturity or otherwise, from time to time constitute Collateral. Such records shall be presumed to be true and correct absent manifest error.

7. EVENTS OF DEFAULT. An event of default ("event of default") shall exist hereunder if the Borrower:

     (a) fails to pay or perform when due any of the Obligations;

     (b) breaches any of the material covenants contained in this Agreement or in the Credit Agreement;

     (c) does or attempts to encumber, sell, transfer or otherwise dispose of all or any part of the Collateral, other than in the ordinary course of the Borrower's business, without the prior written consent of the Bank;

     (d) causes or permits any of the Collateral is attached or levied upon or seized in any legal proceeding, or a Borrower fails to pay when due any tax on the Collateral;

     (e) makes or has made any representation or warranty in this Agreement or in connection with inducing the Bank to make certain credit facilities available pursuant to the Credit Agreement that is or was false or materially misleading when made; or

     (f) causes or permits any of the following to occur: the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of any undersigned Borrower, or any co-maker, accommodation maker, surety or guarantor of the obligations, assignment for the benefit of creditors, the calling of a meeting of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws, by, or against any undersigned Borrower, or any co-maker, accommodation maker, surety or guarantor of the obligations.

8. RIGHTS AND REMEDIES OF THE BANK. Upon the occurrence of an event of default, or at any time thereafter, without further notice or demand, the Bank may declare this Agreement to be in default and thereafter shall have all the rights and remedies of a secured party afforded by the Uniform Commercial Code as then in effect in the State of New York or afforded by other applicable law. Upon the occurrence of an event of default, or at any time thereafter, without further notice or demand, the Bank shall have the right to sell, assign and deliver any or all of such Collateral at a private or public sale. Where reasonable notification of the time and place of such sale or other disposition is required by law, such requirement shall be met if the Bank gives to the Borrower, not less than seven (7) days notice in writing mailed, postage prepaid, to the last address of the Fund and the Borrowers known to it, of the time and place of any public sale of the Collateral or after which any private sale or intended disposition is to be made. The Bank may purchase the Collateral at a public sale and if the Collateral is of a type customarily sold in a recognized market or the subject of widely distributed standard price quotations, the Bank may purchase the Collateral at a private sale. The Borrower acknowledges that some or all of the Collateral which is not traded on a nationally recognized exchange may be sold at a private sale at prices less favorable than those which could be obtained at a public sale and the Bank shall not be required to wait for completion of any registration of any investment property in order to comply with state securities laws prior to liquidating any Collateral. All commissions and charges relating to sale of any Collateral shall constitute Obligations secured by the Collateral and shall be payable upon demand. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery and all other charges against the Collateral, the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Obligations in order of preference as the Bank may determine, with any remaining balance returned to the Borrower, as applicable.

9. WAIVERS. The Borrower hereby waives presentment, notice, protest, notice of acceptance of this Agreement, notice of any credit or other financial accommodations extended, extensions granted, Collateral received or delivered, or any other action taken in reliance thereon, all demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any note, or other evidence of indebtedness for which any of the Collateral is pledged, and all other demand and notices of any description, and assents to any extension or postponement of the time of payment or any other such indulgence to any substitution, exchange or release of Collateral and to the addition or release of any person primarily or secondarily liable.

10. NOTICES. Except as otherwise provided herein, notice to or demand upon the Borrower or the Bank shall be deemed to have been sufficiently given or served for all purposes thereof, if mailed, postage prepaid:

(i) if to the Borrower   Heartland Group, Inc.
                         789 N. Water Street
                         Milwaukee, WI 53202
                         Fax: (414) 347-0216
                         Attention: General Counsel

(ii) if to the Bank:     Brown Brothers Harriman & Co.
                         40 Water Street
                         Boston, MA 02109
                         Telex: 62923BBHUW
                         Fax: (212) 493-8998
                         S.W.I.F.T.: BBHCUS33
                         Attention: Office of the General Counsel
                         Investor Services

or to such other address as the party to whom such notice is directed may have designated in writing to the other parties hereto.

11. MISCELLANEOUS. No delay or omission on the part of the Bank in exercising any right or remedy shall operate as a waiver thereof of any other right or remedy. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of the Bank's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently, and nothing herein shall be deemed to limit in any way any rights the Bank might otherwise have under any other instrument or by law, including, without limiting the generality thereof, the right to negotiate any note or other instrument together with any Collateral specifically described therein. This Agreement and the security interest granted hereby shall terminate when all of the Obligations secured hereby have been fully paid and performed. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it. This Agreement constitutes an "account control agreement" for purposes of the Bank's perfecting its interest in the Collateral under Article 8 of the State of New York Uniform Commercial Code and shall be binding upon and inure to the benefit of the Borrower and their respective successors and assigns.

This instrument shall take effect as an instrument under seal and shall be governed by the law of the State of New York this 21st day of December, 2004.

                                        BROWN BROTHERS HARRIMAN & CO.
                                        as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        HEARTLAND GROUP, INC. on behalf of
                                        Heartland Value Fund, Heartland Select
                                        Value Fund and Heartland Value Plus
                                        Fund, each a Sub-Fund thereof


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title: